                                                                Exhibit 3.1 (a)

                           CERTIFICATE OF AMENDMENT TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  GENVEC, INC.
             (PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE)


         The undersigned, Paul H. Fischer, President of GenVec, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The name of the Corporation is GenVec, Inc. The original Certificate of Incorporation was filed on December 7, 1992 with the Secretary of State of the State of Delaware.

         2. The Corporation filed an Amended and Restated Certificate of Incorporation (the "Certificate") with the Office of the Secretary of State of the State of Delaware on November __, 2000.

         3. The Board of Directors of the Corporation adopted resolutions by unanimous written consent dated November __, 2000 in lieu of a meeting in accordance with Section 141(f) of the General Corporation Law of the State of Delaware recommending the advisability of adopting an amendment to the Certificate to add the following as the second paragraph of Article FOURTH,
Section 4.1 of the Certificate, to read in its entirety as follows:

                  "The 60,000,000 shares designated as Common Stock in the first paragraph of this Section 4.1 represent a reclassification of each share of Common Stock authorized pursuant to the Corporation's Certificate of Incorporation into one and one-half shares of Common Stock of the same designation and par value per share, and the cancellation of fractional shares resulting therefrom upon payment of cash equal to the value of such fractional shares as specified by the Board of Directors."

         4. The stockholders owning a majority of the shares of the Corporation's common stock adopted a resolution by written consent dated as of November ___, 2000 in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware approving the amendment to the Certificate as set forth in Paragraph 3 above.

         5. The amendment to the Certificate has been duly adopted in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, and shall be effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being the duly elected President of the Corporation, does on behalf of the Corporation make this Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this ____ day of December, 2000.



                                            BY:
                                               --------------------------------
                                                     PAUL H. FISCHER
                                                     PRESIDENT

  ATTEST:


  BY:
       -----------------------------
       JEFFREY W. CHURCH
       SECRETARY

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